   Independent Registered Public Accounting Firm Consent

   To the Board of Directors
      Tally-Ho Ventures, Inc.
      Glendale, California

We hereby consent to the inclusion by reference of our audit report dated March 29, 2005, which includes an emphasis paragraph relating to the Company’s ability to continue as a going concern, of Tally-Ho Ventures, Inc., for the year ended December 31, 2004, and to all references to our firm included in this Registration Statement on Form S-8.

May 9, 2005	HJ & Associates, LLC BY: /S/ HJ & Associates, LLC —————————————— HJ & Associates, LLC Salt Lake City, UT